Exhibit 99.3

FNB FINANCIAL CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31	December 31,
	2006	2005
	(unaudited)	(audited*)
ASSETS:
Cash and Due from banks	$4,719,677	$4,702,134
Interest-bearing deposits with banks	1,228,841	598,114
Investment Securities
Held-to-maturity (Market value – 3/31/2006 $ 174,140; 12/31/2005 $ 188,656)	175,735	190,395
Available-for-sale	28,308,952	29,672,594
Federal Reserve, Atlantic Central Banker’s Bank and Federal Home Loan Bank Stock	1,881,600	1,571,100
Loans	144,853,680	139,875,235
Less: Allowance for loan losses	(1,151,495)	(1,026,446)
Loans, net	143,702,185	138,848,789
Bank building, equipment, furniture and fixtures, net	3,120,573	3,183,173
Accrued interest receivable	751,681	683,716
Deferred income taxes	390,077	323,929
Cash surrender value of life insurance	2,897,407	2,885,717
Intangible assets	2,062,951	2,104,466
Other assets	625,487	1,353,163
Total Assets	$189,865,166	$186,117,290
LIABILITIES :
Deposits:
Demand deposits	$24,350,463	$25,030,688
Savings deposits	45,204,031	46,199,179
Time certificates	71,594,139	73,537,218
Other time deposits	487,849	270,042
Total deposits	141,636,482	145,037,127
Accrued interest payable & other liabilities	1,211,185	962,371
Liability for other borrowed funds	31,247,566	24,424,404
Dividends payable	152,000	208,000
Total Liabilities	174,247,233	170,631,902
STOCKHOLDERS’ EQUITY:
Capital stock, Common, par value $ 0.315; 6,000,000 shares authorized; 800,000 outstanding	252,000	252,000
Additional paid-in capital	1,789,833	1,789,833
Retained earnings	13,845,010	13,682,419
Accumulated other comprehensive income (loss)	(268,910)	(238,864)
Total Stockholders’ Equity	15,617,933	15,485,388
Total Liabilities & Stockholders’ Equity	$189,865,166	$186,117,290

* Condensed from audited financial statements.

The accompanying notes are an integral part of these
Condensed financial statements.

FNB FINANCIAL CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2006 and 2005

(UNAUDITED)

	2006	2005
Interest & Dividend Income
Interest & fees on loans	$2,336,468	$1,835,614
Interest on investment securities:
Obligations of other U.S. Government Agencies	219,349	294,712
Obligations of State & Political Subdivisions	74,486	101,656
Interest on deposits with banks	5,830	3,973
Dividends on Equity Securities	16,000	14,920
Total Interest & Dividend Income	2,652,133	2,250,875

Interest Expense
Interest on deposits	776,740	658,961
Interest on other borrowed money	344,730	211,790
Total Interest Expense	1,121,470	870,751
Net interest income	1,530,663	1,380,124
Provision for loan losses	30,000	36,000
Net interest income after provision for loan losses	1,500,663	1,344,124
Other income
Service charges on deposit accounts	110,204	103,640
Other service charges, collection & exchange charges, commissions and fees	76,295	121,533
Other income	54,843	62,986
Net securities gains/(losses)	(5,659)	0
Total other income	235,683	288,159
Other expenses	1,261,610	1,143,584
Income before income taxes	474,736	488,699
Applicable income taxes	160,145	115,181
Net income	$314,591	$373,518

Earnings per share of Common Stock:
Net income per share	$0.39	$0.47
Cash dividend declared per share	$0.19	$0.18
Weighted average number of shares outstanding	800,000	800,000

The accompanying notes are an integral part of these
Condensed financial statements.

FNB FINANCIAL CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Three Months Ended March 31, 2006 and 2005

(UNAUDITED)

	2006	2005
Net Income	$314,591	$373,518
Other Comprehensive:
Gross unrealized holding gains (losses)	(45,524)	(274,697)
Reclassification adjustment for (gains) losses realized in net income	0	0
Net unrealized holding gains (losses) before taxes	(45,524)	(274,697)
Tax effect	15,478	93,397
Other comprehensive income (loss)	(30,046)	(181,300)
Comprehensive income (loss)	$284,545	$192,218

The accompanying notes are an integral part of these
Condensed financial statements.

FNB FINANCIAL CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2006 and 2005

(UNAUDITED)

	2006	2005
Cash flows from operating activities:
Net income	$314,591	$373,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	120,869	83,075
Provision for loan losses	30,000	36,000
Loss on sale of CBIA	5,659	0
Increase in Cash Surrender value of Life Insurance	(11,690)	(17,661)
(Increase) decrease in accrued interest receivable	(67,965)	(71,048)
Increase (decrease) in accrued interest payable and other liabilities	(40,008)	263,342
(Increase) decrease in other assets	263,919	(180,082)
Net cash provided (used) by operating activities:	615,375	487,145
Cash flows from investing activities:
Net (increase) decrease in interest-bearing deposits with banks	(630,727)	(742,857)
Proceeds from maturities and calls of securities	1,310,468	1,323,770
Proceeds from sale of available-for-sale securities	22,310	20,804
Proceeds from sale of CBIA	350,000	0
Net (increase) decrease in loans	(4,883,396)	(4,843,465)
Purchases of bank premises & equipment (net)	(16,754)	(12,395)
Nt (increase) decrease in other real estate owned	57,429	0
(Purchase) sale of other bank stock	(310,500)	51,100
Net cash provided (used) by investing activities	(4,101,170)	(4,203,043)
Cash flows from financing activities:
Net increase (decrease) in deposits	(3,111,824)	436,455
Net increase (decrease) in other borrowings	6,825,000	1,398,280
Principal payments on long-term debt	(1,838)	0
Cash dividends paid	(208,000)	(280,000)
Net cash provided (used) by financing activities	3,503,338	1,554,735
Net increase (decrease) in cash & cash equivalents	17,543	(2,161,163)
Cash & cash equivalents, beginning balance	4,702,134	5,612,686
Cash & cash equivalents, ending balance	$4,719,677	$3,451,523

The accompanying notes are an integral part of these
Condensed financial statements.

FNB FINANCIAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006

(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The financial information presented at and for the three months ended March 31, 2006 and March 31, 2005 is unaudited. Information presented at December 31, 2005, is condensed from audited year-end financial statements. However, this unaudited information reflects all adjustments, consisting solely of normal recurring adjustments, that are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the full year.

NOTE 2 - PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the corporation and its wholly-owned subsidiaries, The First National Bank of McConnellsburg and FNB Mortgage Brokers, Inc. All significant inter-company transactions and accounts have been eliminated.

NOTE 3 - CASH FLOWS

For purposes of the statements of cash flows, the Corporation has defined cash and cash equivalents as those amounts included in the balance sheet captions “cash and due from banks” and “federal funds sold”. As permitted by Statement of Financial Accounting Standards No. 104, the Corporation has elected to present the net increase or decrease in deposits in banks, loans and deposits in the statement of cash flows.

NOTE 4 - FEDERAL INCOME TAXES

For financial reporting purposes the provision for loan losses charged to operating expense is based on management’s judgment, whereas for federal income tax purposes, the amount allowable under present tax law is deducted. Additionally, certain expenses are charged to operating expense in the period the liability is incurred for financial reporting purposes, whereas for federal income tax purposes, these expenses are deducted when paid. As a result of these timing differences, deferred taxes were computed after reducing pre-tax accounting income for nontaxable municipal and loan income.

NOTE 5 - OTHER COMMITMENTS

In the normal course of business, the bank makes various commitments and incurs certain contingent liabilities, which are not reflected in the accompanying financial statements. These commitments include various guarantees and commitments to extend credit. The bank does not anticipate any losses as a result of these transactions.

Entry into a Material Definitive Agreement

On September 21, 2005, FNB Financial Corporation (OTC BB: FNBBD-OB)(“FNB”) parent company of The First National Bank of McConnellsburg and Tower Bancorp, Inc. (OTC BB: TOBC-OB)(“Tower”) parent company of The First National Bank of Greencastle signed a definitive agreement (the “Agreement”) to combine their companies (the “Merger”).

The accompanying notes are an integral part of these
Condensed financial statements.

Pursuant to the terms of the Agreement, FNB shareholders will be entitled to receive either 0.8663 shares of Tower common stock or $ 39.00 for each share of FNB common stock. Each share holder of FNB will have the right to receive shares of Tower common stock for a portion of their shares and cash for the remaining portion of their shares. Shareholder elections will be subject to allocation procedures, which are intended to ensure that a minimum 85% of the FNB common stock will be converted into shares of Tower common stock and up to 15% of the FNB common stock will be paid in cash. The total value of the Merger is valued at approximately $ 31.2 million.

The Merger is subject to shareholder approvals by FNB and Tower shareholders and customary regulatory approvals. Directors and executive officers of FNB holding approximately 150,940 shares (18.8% of the outstanding FNB shares) have agreed to vote their shares in favor of the Merger pursuant to individually signed voting agreements.

The Merger is expected to close in the second quarter of 2006.

A copy of the Merger Agreement was attached to Form 8-K filed September 23, 2005. FNB expects to circulate a proxy statement and other relevant documents once they become available.